KABANI & COMPANY, INC.
                         Certified Public Accountants
                         8700 Warner Avenue, Suite 280
                       Fountain Valley, California 92708
                            Telephone 714-849-1543
                               Fax 714-596-0303
                       e-mail:  hamidkabani@hotmail.com









                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated March 17, 2000, with respect to the financial statements of Utah Clay Technology, Inc. included in the Amendment No. 3 to Form SB-2 Registration Statement for the registration of 590,000 common shares.



						/s/ Kabani & Company, Inc.

						Kabani & Company, Inc.


Fountain Valley, California
September 28, 2000








                                                              Exhibit 23.3
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